Exhibit 4.2
Execution Version
FOURTH SUPPLEMENTAL INDENTURE
between
OCEANEERING INTERNATIONAL, INC.
as Issuer
and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

6.875% Senior Notes due 2034

July 6, 2026
OCEANEERING INTERNATIONAL, INC.
FOURTH SUPPLEMENTAL INDENTURE
THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of July 6, 2026 (the “Fourth
Supplemental Indenture”), between Oceaneering International, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the
“Base Indenture”), dated as of November 21, 2014 (as supplemented by this Fourth Supplemental
Indenture, the “Indenture”) providing for the issuance from time to time of one or more series of the
Company’s Securities;
WHEREAS, Sections 2.01 and 9.01(9) of the Base Indenture provide that the Company and the
Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;
WHEREAS, Section 9.01(6) of the Base Indenture permits the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities;
WHEREAS, the Company desires to issue 6.875% Senior Notes due 2034, a new series of
Securities, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;
WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth
Supplemental Indenture to supplement and amend the Base Indenture insofar as it shall apply only to the
Senior Notes (as defined herein) in certain respects; and
WHEREAS, all things necessary have been done to make the Senior Notes, when executed by the
Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid agreement of the
Company, in accordance with their and its terms.
NOW THEREFORE:
In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Senior Notes as follows:
ARTICLE ONE
THE SENIOR NOTES
SECTION 101Designation of Senior Notes; Establishment of Form. There shall be a series of
Securities designated “6.875% Senior Notes due 2034” of the Company (the “Senior Notes”), the form of which shall be substantially as set forth in Annex B hereto, which is incorporated into and shall be deemed a part of this Fourth Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and which may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Senior Notes, as evidenced by their execution of the Senior Notes.
All of the Senior Notes shall initially be issued in permanent global form, substantially in the form set forth in Annex B hereto (collectively, the “Global Securities”), as book-entry Securities. Each
Global Security shall represent such amount of the outstanding Senior Notes as shall be specified therein and shall provide that such Global Security shall represent the aggregate amount of outstanding Senior
Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced to reflect exchanges and redemptions.
The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.
SECTION 102Amount. The Senior Notes may be issued in unlimited aggregate principal amount. The Trustee shall authenticate and deliver Senior Notes for original issue in an initial aggregate principal amount of up to $500,000,000 of Senior Notes upon a Company Order without any further action by the Company.
SECTION 103Interest. The Senior Notes shall bear interest at the rate set forth under the caption “Interest” in the Senior Notes, commencing on the Issue Date of the Senior Notes. Interest on the
Senior Notes shall be payable to the Persons in whose name the Senior Notes are registered at the close of business on the Regular Record Date for such interest payment. The date from which interest shall accrue for each Senior Note shall be set forth in such Senior Note. The Interest Payment Dates on which interest on the Senior Notes shall be payable are January 15 and July 15 of each year, commencing on January 15,
2027. The Regular Record Dates for the interest payable on the Senior Notes on any Interest Payment
Date shall be January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date
(each a “Regular Record Date”).
SECTION 104Denominations. The Senior Notes shall be issued in minimum denominations of
$2,000 or any integral multiple of $1,000 in excess thereof.
SECTION 105Optional Redemption. The Company, at its option, may redeem the Senior Notes in accordance with the provisions of and at the Redemption Prices set forth under the caption “Optional
Redemption” in the Senior Notes and in accordance with the provisions of the Indenture.
SECTION 106Sinking Fund. There shall be no sinking fund for the retirement of the Senior
Notes.
SECTION 107Place of Payment. The Place of Payment for the Senior Notes and the place or places where the principal of and interest on the Senior Notes shall be payable, the Senior Notes may be surrendered for registration of transfer, the Senior Notes may be surrendered for exchange or redemption and where notices may be given to the Company in respect of the Senior Notes is at the office or agency of the Trustee in New York, New York, or St. Paul, Minnesota; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of the Securities or by wire transfer of immediately available funds to the accounts in the United States specified by the Holder of such Senior Notes.
SECTION 108Payment on Business Day. If any Interest Payment Date, Redemption Date or
Maturity date of the Senior Notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment.
No interest shall accrue on the amount payable for the period from and after the applicable Interest
Payment Date, Redemption Date or Maturity date, as the case may be.

SECTION 109Maturity. The date on which the principal of the Senior Notes is payable, unless accelerated pursuant to the Indenture, shall be July 15, 2034.
SECTION 110Paying Agent and Registrar. The Company initially appoints the Trustee to act as
Paying Agent and Registrar with respect to the Senior Notes.
SECTION 111Reporting. The Senior Notes shall be entitled to the benefit of Section 4.03(b) of the Base Indenture.
SECTION 112Other Terms of the Senior Notes. Without limiting the foregoing provisions of this Article One, the terms of the Senior Notes shall be as set forth in Annex A hereto and in the form of
Senior Notes set forth in Annex B hereto, each of which form a part of this Fourth Supplemental
Indenture.
ARTICLE TWO
AMENDMENTS TO THE INDENTURE
The amendments contained herein shall apply to the Senior Notes only and not to any other series of Securities issued under the Base Indenture, and any covenants provided herein are expressly being included solely for the benefit of the Senior Notes. These amendments shall be effective for so long as there remain any Senior Notes outstanding.
SECTION 201 Definitions. Section 1.01 of the Base Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:
“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Fourth Supplemental Indenture, by which the Company or any of its Subsidiaries (a)
acquires any business or all or substantially all of the assets of any Person, or business unit, line of business, or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Applicable Premium” means, with respect to any Senior Note on any Redemption Date, the greater of:
(1)1.0% of the principal amount of such Senior Note; and
(2)the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption
Price of such Senior Note at July 15, 2029 (such Redemption Price being set forth in the table appearing under the heading “Optional Redemption” in Annex B hereto), plus (ii) all required interest payments due on such Senior Note through July 15, 2029 (in each case, excluding accrued but unpaid interest to the
Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption
Date plus 50 basis points; over (b) the principal amount of such Senior Note.
Calculation of the Applicable Premium will be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Asset Disposition” means the sale, transfer, license, lease, or other disposition of any property
(including any Sale and Leaseback Transaction or disposition of Equity Interests, or by way of division or merger), whether in a single transaction or a series of related transactions, by the Company or any of its
Subsidiaries and any issuance of Equity Interests by any Subsidiary of the Company.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the lesser of:
(i) the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the
Senior Notes compounded semiannually; and
(ii) if the obligation with respect to the Sale and Leaseback Transaction constitutes an obligation that is required to be accounted for as a finance lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with U.S. generally accepted accounting principles and included in the financial statements of the lessee.
“Below Investment Grade Rating Event” means the Senior Notes are rated below Investment
Grade by both Rating Agencies on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Senior
Notes is under publicly announced consideration for possible downgrade by either of the Rating
Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of
Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of
Control (whether or not the applicable Change of Control shall have occurred at the time of the Below
Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(i) the consummation of the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of the Company’s wholly owned Subsidiaries;
(ii) the adoption of a plan relating to the Company’s liquidation, winding-up or dissolution of the
Company; or
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the
Company’s Voting Stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction effected to create a holding company for the
Company shall not be deemed to involve a Change of Control if (i) pursuant to such transaction the
Company becomes a wholly owned Subsidiary of such holding company and (ii) the Holders of the
Voting Stock of such holding company immediately following consummation of such transaction are the same as the Holders of the Company’s Voting Stock immediately prior to consummation of such transaction.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a
Below Investment Grade Rating Event.
“EBITDA” means, with respect to any Person for any period, the sum of net income of such
Person and its consolidated Subsidiaries, as determined in accordance with GAAP, plus, to the extent deducted in determining net income, (a) all provisions for taxes during such period, (b) all provisions for depreciation and amortization (other than amortization of debt discount) during such period, (c) any other non-cash charge to the extent such non-cash charge reduces net income, including non-cash compensation expense or other non-cash expenses or charges, for such period arising from the granting of stock options, stock appreciation rights, or similar equity arrangements (in any case, as reduced by any adjustment for the amount of cash pay-outs of non-cash charges or expenses from prior fiscal periods), (d) cash interest expense during such period, (e) unusual, extraordinary, or non-recurring expenses paid in cash during such period, and (f) transaction fees, costs, and expenses resulting from (i) any actual, proposed or contemplated equity offering, acquisition, disposition, recapitalization or the incurrence of indebtedness permitted to be incurred by this Fourth Supplemental Indenture (including a refinancing thereof) (whether or not successful), including such fees, costs, and expenses related to the offering of the Senior Notes, and any amendment, waiver or other modification of the Senior Notes, any other indebtedness permitted to be incurred under this Fourth Supplemental Indenture or any equity offering or (ii) any investment, merger, consolidation, or similar transaction, or any Asset Disposition, in each case not prohibited by this Fourth
Supplemental Indenture, all determined on a consolidated basis in accordance with GAAP.
To the extent any Person makes any Acquisition or Asset Disposition outside the ordinary course of business, EBITDA shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or Asset Disposition, are factually supportable, and are expected to have a continuing impact, as if such Acquisition or Asset
Disposition (and any related incurrence, repayment, or assumption of indebtedness) had occurred on the first day of the four fiscal quarter period being measured.  Computations of interest expense on a pro forma basis for indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such
Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.
“Equity Offering” means (A) a primary public or private offering of Equity Interests of the
Company (for the avoidance of doubt, including such an offering by a parent company of the Company to the extent the proceeds are contributed to the equity capital of the Company), other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company or (B)
the purchase or other acquisition, by merger, consolidation or otherwise, of Equity Interests of the

Company (for the avoidance of doubt, including such a transaction involving a parent company of the
Company to the extent the proceeds are contributed to the equity capital of the Company) by any publicly traded special purpose acquisition company or any entity similar to, or successor of, the foregoing (or any
Subsidiary thereof) or similar business combination with a special purpose acquisition company or similar transaction.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified
Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or
such other principles as may be approved by a significant segment of the accounting profession in the
United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Senior
Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of the
Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the
Company as a replacement Rating Agency).
“Lien” means and includes any lien, pledge, mortgage, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Permitted Liens” means:
(1)any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairman’s, materialman’s, supplier’s, carrier’s, landlord’s, warehouseman’s, maritime or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;
(2)banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and arising in the ordinary course of business;
(3)Liens securing forward contracts, futures contracts, swap agreements, option agreements, commodities contracts, hedging agreements or other derivative instruments entered into in the ordinary course of business and in accordance with established risk management policies;
(4)Liens to secure cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, accounts receivable, accounts payable and other cash management arrangements in the ordinary course of business;
(5)the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license or permit or by any provision of law to purchase or to recapture, or to designate a purchaser of, any property;

(6)Liens for taxes and assessments that are not at the time delinquent or are delinquent but the validity of which are being contested at the time by the Company or any of its Subsidiaries in good faith;
(7)Liens on, or to secure the performance of, leases and charters arising in the ordinary course of business;
(8)Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;
(9)Liens upon property or assets acquired or sold by the Company or any of its Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;
(10)Liens incurred in the ordinary course of business in connection with workers’
compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;
(11)Liens on cash and cash equivalents deposited with an escrow agent, trustee or similar
Person to defease or to satisfy and discharge in full any indebtedness;
(12)Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, bankers’ acceptances or guarantees pursuant to the request of and for the account of the Company or any of its Subsidiaries; and
(13)Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.
“Rating Agency” means (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.
“Restricted Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or any of its Restricted Subsidiaries, whether owned on or acquired after the original issue date of the Senior Notes, unless, in the opinion of the board of directors of the
Company, such plant or facility or other asset is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a restricted property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the Company’s most recent quarterly consolidated balance sheet, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.
“Restricted Subsidiary” means any Subsidiary of the Company that owns a Restricted Property.
“Sale and Leaseback Transaction” means a sale or transfer made by the Company or a Restricted
Subsidiary (except a sale or transfer made to the Company or another Restricted Subsidiary) of any
Restricted Property, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary, other than: (i) any such transaction involving a lease for a term (including renewals or extensions exercisable by the Company or any of its
Restricted Subsidiaries) of not more than three years; or (ii) any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property.
“Subsidiary” means (i) any corporation of which a majority of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more of its other subsidiaries, or both, (ii) a partnership in which the Company or its subsidiaries are, at the date of determination, a general or limited partner of such partnership, but only if the Company or its subsidiaries are entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which the Company or any of its subsidiaries, directly or indirectly, at the date of determination thereof, have (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the
Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the
Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected
Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption
“U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption
Date to July 15, 2029 (the “First Call Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the
Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on
H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the
First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States

Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York
City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-
annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places
“Voting Stock” of a Person means all classes of capital stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors (or Persons performing similar functions).
SECTION 202 Transfer and Exchange. Section 2.08 of the Base Indenture is amended by restating Section 2.08 of the Base Indenture as follows:
Section 2.08Transfer and Exchange.
(a)The Senior Notes shall be transferable only upon the surrender of a Senior Note for registration of transfer and in compliance with Annex A.
(b)When Senior Notes are presented to the Registrar with the request to exchange those
Notes for an equal principal amount of Senior Notes of like tenor and of other authorized denominations, the Registrar shall make the exchange as requested if its requirements and the requirements of this
Indenture for such exchange are met in accordance with the provisions of Annex A; provided, however, that the Senior Notes presented or surrendered for exchange shall be duly endorsed or accompanied by a written instruction of exchange duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.
(c)To permit registrations of transfers and exchanges, the Company shall execute and the
Trustee shall authenticate Senior Notes at the Registrar’s written request and submission of the Senior
Notes (or Global Securities). No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith
(other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section
2.12, 3.07 or 9.05 of the Base Indenture). The Trustee shall authenticate Senior Notes in accordance with the provisions of Section 2.04 of the Base Indenture. Notwithstanding any other provisions of this
Indenture to the contrary, neither the Company nor the Trustee shall be required to register the transfer or exchange of (i) any Security selected for redemption in whole or in part pursuant to Article III of the Base
Indenture, except the unredeemed portion of any Security being redeemed in part or (ii) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase
Senior Notes required pursuant to the terms thereof or of redemption of Senior Notes to be redeemed and ending at the close of business on the date of mailing.
SECTION 203 Transfer and Exchange. Section 2.17 of the Base Indenture is amended by restating Section 2.17 of the Base Indenture as follows:
Section 2.17[Reserved.]
SECTION 204 Section 3.04 of the Base Indenture is amended by restating the first paragraph of
Section 3.04 of the Base Indenture as follows:
Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or in accordance with the rules and procedures of the Depositary) not less than 10 nor more than 60 days prior to the

Redemption Date, to each Holder of Senior Notes to be redeemed, at the address of that Holder appearing in the register of Senior Notes maintained by the Registrar.
SECTION 205 Additional Covenants. Article Four of the Base Indenture shall be amended by adding the following Sections 4.08, 4.09, 4.10 and 4.11:
Section 4.08Limitation on Liens.
The Company shall not, and shall not permit any of its Subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a Lien on any Restricted Property, or on any Capital Stock of a Restricted Subsidiary, without effectively providing, concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness, that the Senior Notes (together with, if the Company shall so determine, any of its other indebtedness or the indebtedness of any such Restricted Subsidiary then existing or thereafter created ranking on a parity with the Senior Notes) shall be secured equally and ratably with (or prior to)
such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of (x) all such secured indebtedness (excluding any indebtedness secured by Liens referred to in clauses (1) through (10) below and any indebtedness as to which the
Senior Notes have been secured equally and ratably with (or prior to) as provided above) and (y) all of the then outstanding Attributable Debt related to any Sale and Leaseback Transaction as to which the requirements in clauses (2)(i) through (2)(iii) of the first paragraph of Section 4.09 have not been complied with, does not exceed the greater of (x) $350.0 million and (y) 100% of EBITDA for the
Company and its Subsidiaries for the four fiscal quarters, treated as one period, ending prior to the date the indebtedness for borrowed money that is secured by such Lien is incurred, for which internal financial statements are available (calculated on a pro forma basis to include such indebtedness and the intended use of proceeds thereof); provided, however, that the foregoing limitations shall not apply to:
(1)Liens existing on the date of original issuance of the Senior Notes;
(2)Liens on property or assets of, or on any shares of stock, ownership interests in or indebtedness (and any additions thereto, proceeds thereof and property in replacement or substitution thereof) of any Person existing at the time such Person becomes a Subsidiary (including a Restricted
Subsidiary) of the Company;
(3)Liens on property or assets (and any additions thereto, proceeds thereof and property in replacement or substitution thereof) existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;
(4)Liens in favor of the Company or any Subsidiary of the Company;
(5)Liens on any current assets that secure current liabilities;
(6)Liens in favor of the United States of America or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract, statute, law, rule or regulation;

(7)Liens to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure indebtedness of the pollution control or industrial revenue bond type;
(8)Liens to secure indebtedness issued or guaranteed by the United States of America, any state thereof, any foreign country or any department, agency or instrumentality of any such jurisdiction;
(9)Permitted Liens; and
(10)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement Lien shall be limited to all or a part of the same property or assets (and any additions thereto, proceeds thereof and property in replacement or substitution thereof)
that secured the Lien extended, renewed or replaced, plus improvements on such property or assets.
Section 4.09Restrictions on Sale and Leaseback Transactions.
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and
Leaseback Transaction, unless:
(1)fair value is received by the Company or the relevant Restricted Subsidiary for the property sold (as determined in good faith by the Company or the relevant Restricted Subsidiary); and
(2)the Company or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, apply an amount equal to the greater of the net proceeds therefrom and the
Attributable Debt associated with the property either: (i) to the redemption, repayment or retirement of third-party long-term debt that is not subordinated in right of payment to the Senior Notes (including the cancellation by the Trustee of any debt securities of any series delivered by the Company to the Trustee)
or (ii) to the purchase by the Company or any Restricted Subsidiary of property substantially similar to the property sold or transferred or (iii) any combination of the applications referred to in clauses (i) and
(ii).
In addition, the Company and its Restricted Subsidiaries may enter into a Sale and Leaseback
Transaction if the Company or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on Restricted Property at least equal in amount to the Attributable Debt with respect to such transaction pursuant to Section 4.08 above without having to secure equally and ratably the Senior Notes
(without taking into account clauses (1) through (10) in the first paragraph thereof).
Section 4.10Change of Control Repurchase Offer.
If a Change of Control Repurchase Event occurs, unless the Company has exercised the
Company’s right to redeem all of the Senior Notes as described above, the Company shall be required to make an offer to each Holder of Senior Notes to repurchase all or, at the election of the Holder, any part
(in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) of that
Holder’s Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of
Senior Notes to be repurchased plus any accrued and unpaid interest on the Senior Notes repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the
Change of Control, the Company shall give notice to each Holder, with a copy to the Trustee, in the manner provided in the Indenture describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Senior Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the
Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase
Event occurring on or prior to the payment date specified in the notice.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control Repurchase Event.
To the extent that the provisions of any securities laws or regulations conflict with the Change of Control
Repurchase Event provisions of the Senior Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Repurchase Event provisions of the Senior Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:
(1)accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to the Company’s offer (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof);
(2)deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered and not withdrawn; and
(3)deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Senior Notes being purchased by the Company.
The Paying Agent shall promptly mail to each Holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new note shall be in minimum principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company shall not be required to make an offer to repurchase the Senior Notes upon a
Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.
An offer to repurchase may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event after the public announcement of the Change of Control.
Section 4.11Reporting.
So long as the Senior Notes are outstanding, the Company shall furnish to the Trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act within 15 days after the date such information, documents or other reports were filed with the SEC. The Company shall be deemed to have furnished such reports, information and documents to the Trustee if the Company has filed such reports, information and documents with the SEC via the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) filing system (or any successor system) or has made available such reports, information and documents on its website. The Trustee shall have no responsibility to ensure that such filing has occurred.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the
Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates and the Company’s compliance certificates required by the
Indenture). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.11 or to determine whether such reports, information or documents have been posted on any website or filed with the SEC (via EDGAR or otherwise).
SECTION 206 The Base Indenture is amended by inserting Annex A attached to this Fourth
Supplemental Indenture.
ARTICLE THREE
MISCELLANEOUS PROVISIONS
SECTION 301 Integral Part.
This Fourth Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 302 General Definitions.
For all purposes of this Fourth Supplemental Indenture:
(a)capitalized terms used herein without definition shall have the meanings specified in the
Base Indenture; and
(b)the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this
Fourth Supplemental Indenture.
SECTION 303 Adoption, Ratification and Confirmation.
The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 304 Counterparts.
This Fourth Supplemental Indenture (and any document executed in connection with this Fourth
Supplemental Indenture) shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature.  Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  This Fourth Supplemental

Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings..
SECTION 305 Governing Law.
THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT
WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW
TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
WOULD BE REQUIRED THEREBY.
SECTION 306 Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental
Indenture. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.
[Signature Page Follows]
Signature Page to Fourth Supplemental Indenture
IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first written above.

OCEANEERING INTERNATIONAL, INC.

By:	/s/	Michael W. Sumruld
Name:		Michael W. Sumruld
Title:		Senior Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/	Corey J. Dahlstrand
Name:		Corey J. Dahlstrand
Title:		Vice President

ANNEX A
PROVISIONS RELATING TO SENIOR NOTES
Section 1.1  Definitions.
(a)  Capitalized Terms.
Capitalized terms used but not defined in this Annex A have the meanings given to them in the
Indenture.  The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global
Security or beneficial interest therein, the rules and procedures of the Depositary for such Global
Security, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Definitive Security” means a certificated Senior Note (bearing the Restricted Securities Legend if the transfer of such Senior Note is restricted by applicable law) that does not include the Global
Securities Legend.
“Distribution Compliance Period,” with respect to any Senior Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Senior Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Senior Note or any predecessor of such Senior Note.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance
System or any successor securities clearing agency.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Transfer Restricted Securities” means Definitive Securities and any other Senior Notes that bear or are required to bear the Restricted Securities Legend.
“Unrestricted Global Security” means any Senior Note in global form that does not bear or is not required to bear the Restricted Securities Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
(b) Other Definitions.

Term:	Defined in Section:

“Agent Members” .................................................................................	2.1(c)
“Definitive Securities Legend” ...............................................................	2.2(e)
“Global Securities” ...............................................................................	2.1(a)
“Global Securities Legend” ...................................................................	2.2(e)
“Regulation S Global Security” .............................................................	2.1(b)
“Regulation S Securities” ......................................................................	2.1(a)
“Restricted Securities Legend” ..............................................................	2.2(e)
“Rule 144A Global Security” .................................................................	2.1(b)
“Rule 144A Securities” ........................................................................	2.1(a)

Section 2.1Form and Dating.
(a)  The Senior Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule
144A Securities”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S
Securities”).
(b)  Global Securities.  Rule 144A Securities shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, numbered RA-1 upward (collectively, the
“Rule 144A Global Securities”) and Regulation S Securities shall be issued initially in the form of one or more Global Securities, numbered RS-1 upward (collectively, the “Regulation S Global Securities”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities
Legend, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Security Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Fourth Supplemental
Indenture. The Rule 144A Global Security, the Regulation S Global Security and any Unrestricted Global
Securities are each referred to herein as a “Global Security” and are collectively referred to herein as
“Global Securities.”  Each Global Security shall represent such of the outstanding Senior Notes as shall be specified in the “Schedule of Increases or Decreases in the Global Security” attached thereto and each shall provide that it shall represent the aggregate principal amount of Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the
Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 of the Indenture and Section 2.2(c) of this Annex A.
(c) Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) of
Annex A and Section 2.04 of the Base Indenture and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as
Security Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this
Fourth Supplemental Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Security Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such
Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the
Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(d)  Definitive Securities.  Except as provided in Section 2.2 or Section 2.3 of this Annex A, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of
Definitive Securities.
Section 2.2Transfer and Exchange.
(a)  Transfer and Exchange of Definitive Securities for Definitive Securities.  When
Definitive Securities are presented to the Registrar with a request:
(i)  to register the transfer of such Definitive Securities; or
(ii)  to exchange such Definitive Securities for an equal principal amount of Definitive
Securities of other authorized denominations,
the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Securities, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to
Section 2.2(b) of this Annex A or otherwise in accordance with the Restricted Securities Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.
A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the
Company, together with:
(i) a certification from the transferor in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto;
and

(ii) written instructions directing the Trustee to make, or to direct the Security Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global
Security, such instructions to contain information regarding the Depositary account to be credited with such increase,
the Trustee shall cancel such Definitive Security and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the
Security Custodian, the aggregate principal amount of Senior Notes represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If the applicable
Global Security is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Security in the appropriate principal amount.
(c)  Transfer and Exchange of Global Securities.
(i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Fourth Supplemental Indenture
(including applicable restrictions on transfer set forth in Section 2.2(d) of this Annex A, if any)
and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global
Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security, or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable
Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Annex A (other than the provisions set forth in Section 2.3 of this Annex A), a Global Security may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d)  Restrictions on Transfer of Global Securities; Voluntary Exchange of Interests in Transfer
Restricted Global Securities for Interests in Unrestricted Global Securities.
(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through another Transfer Restricted Global Security shall be made in accordance with the Applicable Procedures and the Restricted Securities Legend
and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the
Regulation S Global Security may only be sold, pledged or transferred through Euroclear or
Clearstream in accordance with the Applicable Procedures, the Restricted Securities Legend on
such Regulation S Global Security and any applicable securities laws of any state of the United
States.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security shall be made only in accordance with the
Applicable Procedures and the Restricted Securities Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers.  Such written certification shall no longer be required after the expiration of the Distribution
Compliance Period.  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Fourth Supplemental Indenture.
(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may be exchanged for beneficial interests in an Unrestricted
Global Security upon certification in the form provided on the reverse side of the Form of
Security in Annex B for an exchange from a Regulation S Global Security to an Unrestricted
Global Security.
(iv)  Beneficial interests in a Transfer Restricted Security that is a Rule 144A Global
Security may be exchanged for beneficial interests in an Unrestricted Global Security if the
Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security in Annex B) and/or upon delivery of such legal opinions, certifications and other information as the Company may reasonably request.
(v)  If no Unrestricted Global Security is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Security in the appropriate principal amount.
(e)  Legends.
(i)  Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Annex A, each
Security certificate evidencing the Global Securities and the Definitive Securities (and all Senior
Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Securities Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE
OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED,
PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT
SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS
ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY
INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER,
SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE

“RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE
144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE
HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL
NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE
ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH
SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER
OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE
ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY
(OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS
OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER
THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES
ACT], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT
TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR
RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO
A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”
AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE
ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN
THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT
TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED
STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF
RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A
QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED
INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR
(F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE
TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO
CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,
CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF
THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER
AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF
REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF
REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE
ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES
ACT.]
Each Definitive Security shall bear the following additional legend (“Definitive Securities Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR
MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH
THE FOREGOING RESTRICTIONS.
Each Global Security shall bear the following additional legend (“Global Securities Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”),
NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR
THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF
THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN
ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE
REFERRED TO ON THE REVERSE HEREOF.
(ii)  Upon any sale or transfer of a Transfer Restricted Security that is a Definitive
Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted
Security for a Definitive Security that does not bear the Restricted Securities Legend and the
Definitive Securities Legend and rescind any restriction on the transfer of such Transfer
Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security in Annex B) and provides such legal opinions, certifications and other information as the Company may reasonably request.
(f) Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a
Global Security have either been exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security or redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive
Securities, transferred in exchange for an interest in another Global Security or redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Security Custodian for such Global Security) with respect to such Global Security, by the Registrar or the Security Custodian,
to reflect such reduction.
(g) Obligations with Respect to Transfers and Exchanges of Senior Notes.
(i)  To permit registrations of transfers and exchanges, the Company shall execute and the
Trustee shall authenticate, upon a Company Order, Definitive Securities and Global Securities at
the Registrar’s request.
(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (except as otherwise expressly permitted by the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.12, 3.07 or 9.05 of the Base Indenture).
(iii)  Prior to the due presentation for registration of transfer of any Senior Note, the
Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal, premium, if any, and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and none of the
Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)  All Senior Notes issued upon any transfer or exchange pursuant to the terms of this
Fourth Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Fourth Supplemental Indenture as the Senior Notes surrendered upon such transfer or exchange.
(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted
Security for an interest in a Security that does not bear the Restricted Securities Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable
Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial owner thereof, shall be required to be delivered to the Registrar and the Trustee.
(h) No Obligation of the Trustee.
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a
Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Senior Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Senior Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Senior Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).
The rights of beneficial owners in any Global Security shall be exercised only through the
Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Senior Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security)
other than, in the case of the Trustee, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by Depositary.
(iii) In connection with any proposed exchange of a Definitive Security for an interest in a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.3Definitive Securities.
(a)  A Global Security deposited with the Depositary or with the Trustee as Security Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive
Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 of this Annex A and
(i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such
Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the
Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company has actual knowledge of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the
Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Fourth Supplemental
Indenture.  In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global
Security may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a
Definitive Security by providing a written request to the Company and the Trustee and such opinions of counsel, certificates or other information as may be required by this Fourth Supplemental Indenture or the
Company or Trustee.
(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this
Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Definitive Security delivered in exchange for an interest in a Global
Security that is a Transfer Restricted Security shall, except as otherwise provided by Section 2.2(e) of this
Annex A, bear the Restricted Securities Legend. Notwithstanding anything to the contrary in this Section
2.3. no Regulation S Global Security may be exchanged for a Definitive Security until the end of the
Distribution Compliance Period applicable to such Regulation S Global Security and receipt by the
Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B)
under the Securities Act.
(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any
Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Senior Notes.
(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Annex
A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

ANNEX B
[FORM OF FACE OF GLOBAL SECURITY- SENIOR NOTES]
[Insert the Restricted Securities Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Securities Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Securities Legend, if applicable, pursuant to the provisions of the Indenture]

[RULE 144A][REGULATION S][GLOBAL] SECURITY
6.875% SENIOR NOTE DUE 2034
OCEANEERING INTERNATIONAL, INC.

Issue Date: [_____]	Maturity: July 15, 2034
Principal Amount: [_____]	CUSIP: [Rule 144A Global Security: 675232AE2] [Regulation S Global Security: U6749MAB7]
No. [RA-__][RS-__]	ISIN: [Rule 144A Global Security: US675232AE29] [Regulation S Global Security: USU6749MAB73]
Oceaneering International, Inc., a corporation incorporated under the laws of the State of
Delaware (herein called the “Company”, which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Dollars ($[________]), or such other amount as provided on the
“Schedule of Increases or Decreases in Global Security” attached hereto, on July 15, 2034 and to pay interest thereon in immediately available funds as specified on the reverse of this Security.
Payment of the principal of and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts in the continental United States designated by the Holder of $1 million or more of this Security.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (the exchange of copies of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery thereof), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

OCEANEERING INTERNATIONAL, INC.

By:
Name:Roderick A. Larson
Title:President and Chief Executive Officer

By:
Name:Michael W. Sumruld
Title:Senior Vice President and Chief Financial Officer

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned
Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

Authorized Signatory

[Reverse of Security]
OCEANEERING INTERNATIONAL, INC.
6.875% SENIOR NOTE DUE 2034
This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of November 21, 2014 between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)), as amended by the Fourth Supplemental Indenture thereto dated as of July 6, 2026 between the Company and the Trustee (as so amended, herein called the “Indenture”), or their respective predecessors, as applicable, to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the
Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which is initially limited to the aggregate principal amount of $500,000,000. As used herein, the term “Securities” means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as “Securities of each series” or “Securities of any series” or similar phrases are used), the term “Securities” means securities of any series issued or to be issued under the Indenture.
The Company may, without the consent of the existing holders of the Securities, issue additional
Securities having the same ranking and the same interest rate, maturity and other terms as the Securities, except for issue date, public offering price and, if applicable, the date from which interest will accrue.
Any additional Securities having such similar terms, together with the Securities, shall constitute a single series of Securities under the Indenture.
Interest
The rate at which this Security shall bear interest shall be 6.875% per annum. The date from which interest shall accrue for this Security shall be July 6, 2026. The Interest Payment Dates on which interest on this Security shall be payable are January 15 and July 15 of each year, commencing on January
15, 2027. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date.
Interest shall cease to accrue on this Security upon its maturity, purchase by the Company at the option of a Holder or redemption. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Method of Payment
Payments in respect of principal of and interest, if any, on the Securities shall be made by the
Company in immediately available funds.
Payment on Business Day
If any Interest Payment Date, Redemption Date (as defined below) or Maturity date of the Senior
Notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. No interest shall accrue on the amount payable for the period from and after the applicable Interest Payment Date, Redemption Date or
Maturity date, as the case may be.

Optional Redemption
Except as set forth below, the Company will not be entitled to redeem the Securities at its option.
At any time prior to July 15, 2029, the Company may, at its option, redeem the Securities, in whole or in part, upon notice as described below at a redemption price (the “Redemption Price”) equal to
100%  of the principal amount of the Securities being redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date, subject to the rights of Holders of Securities on the relevant Regular Record Date to receive interest due on the relevant
Interest Payment Date.
On and after July 15, 2029, the Company may, at its option, redeem the Securities, in whole or in part, upon notice as described below at the Redemption Prices (expressed as percentages of principal amount of the Securities being redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Securities of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2029 ......................................................................................................................................................................	103.438%
2030 ......................................................................................................................................................................	101.719%
2031 and thereafter .........................................................................................................................................	100.000%
In addition, prior to July 15, 2029, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Securities at a Redemption Price equal to
106.875% of the aggregate principal amount of Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of
Holders of Securities of record on the relevant Regular Record Date to receive interest due on the relevant
Interest Payment Date, with an amount of cash not greater than the net cash proceeds of one or more
Equity Offerings; provided that at least 60% of the sum of the aggregate principal amount of (x)
Securities originally issued under the Fourth Supplemental Indenture and (y) any additional Securities issued under a supplemental indenture after the original issuance date remains outstanding immediately after the occurrence of each such redemption (unless all Securities are redeemed substantially concurrently therewith); provided, that for purposes of calculating the principal amount of Securities able to be redeemed with cash not greater than such cash proceeds of such Equity Offering(s), such amount shall include only the principal amount of the Securities to be redeemed plus the premium on such
Securities to be redeemed; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
Any such redemption and/or notice of redemption of the Securities may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of one or more Equity Offerings or other securities offerings or other financings or the completion of any transaction (or series of related transactions).  If such redemption or notice is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the
Redemption Date, or by the Redemption Date as so delayed. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of such Redemption Date or the rescission of such notice of redemption to the Trustee prior to the close of business one Business Day prior to the

Redemption Date, and the Trustee shall provide such notice to each holder of the Securities in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of their obligations with respect to such redemption may be performed by another person.
If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis (or, in the case of Securities represented by Global Securities, in accordance with the Depositary’s applicable procedures).
Notice of redemption shall be sent at least 10 days but not more than 60 days before the
Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 in principal amount, or any integral multiple of $1,000 in excess thereof, may be redeemed in part, but only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. On and after the Redemption Date, subject to the deposit with the
Paying Agent of funds sufficient to pay the Redemption Price, interest shall cease to accrue on Securities or portions thereof called for redemption.
For the avoidance of doubt, the Trustee has no obligation to determine or calculate any rate, price or amount in respect of any optional redemption.
The Securities are not entitled to the benefit of any sinking fund or other mandatory redemption provisions.
Change of Control Repurchase Offer
Upon the occurrence of a Change of Control Repurchase Event, the Company shall make an offer to repurchase the Securities, if and in the manner required by Section 4.10 of the Indenture.
Transfer
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this
Security is registrable in the register of the Securities, upon surrender of this Security for registration of transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new
Securities of this series, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, shall be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the
Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the
Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith as permitted by the Indenture.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the
Trustee nor any such agent shall be affected by notice to the contrary.
Amendment, Supplement and Waiver; Limitation on Suits
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the
Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding
Securities of all series affected (acting as one class). The Indenture also contains provisions permitting the
Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any
Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof), no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless
(1)such Holder has previously given written notice to the Trustee of a continuing Event of
Default;
(2)the Holders of not less than 25% in principal amount of the then outstanding Securities of this series shall have made written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities of this series;
it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Successor Person
When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person shall
(except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies
If an Event of Default with respect to the Securities of this series shall occur and be continuing, all unpaid principal amount plus accrued and unpaid interest through the acceleration date of the
Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
No Recourse Against Others
No recourse shall be had for the payment of the principal of or the interest, if any, on this
Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the
Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor Person thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Indenture to Control; Governing Law
In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT
WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW
TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
WOULD BE REQUIRED THEREBY.
Definitions
All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $_________ principal amount of Senior Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
☐has requested the Trustee by written order to deliver in exchange for its beneficial interest in a
Global Security held by the Depositary a Senior Note or Senior Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above) in accordance with the
Indenture; or
☐has requested the Trustee by written order to exchange or register the transfer of a Senior Note or
Senior Notes.
In connection with any transfer of any of the Senior Notes evidenced by this certificate, the undersigned confirms that such Senior Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)☐to the Company or subsidiary thereof; or
(2)☐to the Registrar for registration in the name of the Holder, without transfer; or
(3)☐pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)☐to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule
144A, in each case pursuant to and in compliance with Rule 144A; or
(5)☐pursuant to offers and sales to non-U.S. persons that occur outside the United
States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance
Period, the Notes shall be held immediately thereafter through Euroclear or
Clearstream); or
(6)☐to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)☐pursuant to Rule 144 under the Securities Act; or
(8)☐pursuant to another available exemption from registration under the Securities
Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Senior Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof;
provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Senior Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE:To be executed by an executive officer Name: Title:
Signature Guarantee*:  __________________________________
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
1 Include only for Regulation S Global Securities.

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL SECURITY TO AN UNRESTRICTED GLOBAL SECURITY,
PURSUANT TO SECTION 2.2(d)(iii) OF ANNEX A TO THE FOURTH SUPPLEMENTAL
INDENTURE1
The undersigned represents and warrants that either:
☐the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
☐the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the
Securities Act; or
☐the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Senior Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Senior Notes.

Dated:
Your Signature
2 Include schedule only for Global Security.
B-0
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY2
The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Security Custodian